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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              GRAY TELEVISION, INC.

       Name of Subsidiary           Jurisdiction of Incorporation
---------------------------------   -----------------------------
WVLT-TV, Inc.                                 Georgia
Gray Television Group, Inc.                   Delaware
Gray Television Licensee, Inc.                Delaware
Gray Texas, LP                                Delaware
Gray Publishing, LLC                          Delaware
Gray Texas, LLC                               Delaware
Porta-Phone Paging Licensee Corp.             Delaware
Gray MidAmerica Television, Inc.              Delaware